Exhibit 16.1


                                ARMANDO C. IBARRA
                           Certified Public Accountant
                           A Professional Corporation
                      371 `E' Street, Chula Vista, CA 91910
                     Tel: (619) 422-1348 Fax: (619) 422-1465
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June 4, 2007


Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549


Dear Sirs/Madams:

We have read and agree with the comments in Item 4.01 of Form 8-K of Global Biotech Corp. dated June 4, 2007 related to the resignation of our firm as the registrant's independent registered public accounting firm.


Yours truly,

/s/ Armando C. Ibarra, Certified Public Accountant

Armando C. Ibarra, Certified Public Accountant

Chula Vista, California